SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into between AURIGA LABORATORIES, INC., a Delaware corporation (hereinafter called "Sublessor"), and THE KUVEKE COMPANY, LLC, a Delaware limited liability company (hereinafter called "Sublessee"). ~~The Effective Date of this Sublease (as defined in Section 11.14 hereof) is hereby established as April ____, 2006.~~

ARTICLE I
MASTER LEASE

1.01 Sublease Subject to Master Lease. This Sublease is subject and subordinate to that certain Office Lease Agreement dated June 8, 2005 (hereinafter called the "Master Lease"), executed by and between Union Carbide Corporation, a New York corporation (hereinafter called the "Landlord") as "Landlord", Danbury Building Co., L.P., a Delaware limited partnership (hereinafter called the "Overlandlord"), as "Overlandlord", and Sublessor, as "Tenant", a true, correct and complete copy of which is attached hereto as Exhibit "A" and made a part hereof for all purposes as if fully set forth herein.

1.02 Compliance With Master Lease. With the exception of the obligation to pay rent under the Master Lease (which shall be paid by Sublessor), and except as otherwise specifically set forth herein, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Master Lease, it being intended that all obligations of "Tenant" contained in the Master Lease are hereby imposed upon Sublessee as if Sublessee were substituted for Tenant in the Master Lease. In no event, however, shall Sublessee be liable for pre-existing conditions or be required to make structural or systematic changes to or within the Leased Premises. Sublessee agrees that whenever the consent of Landlord is required under the terms of the Master Lease with respect to any action, Sublessee shall first obtain the consent of Sublessor to taking action, and if granted in Sublessor's reasonable discretion, Sublessor will seek Landlord's consent thereto. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Landlord or that might otherwise affect Sublessor or the Leased Premises (defined below) in any manner and further agrees, notwithstanding Section 11.04 to the contrary, to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Landlord or other parties within any time periods set forth in the Master Lease.

1.03 Services. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Master Lease (subject to all the provisions, restrictions and conditions imposed by the Master Lease). Sublessor shall in no event be liable to Sublessee for Landlord's failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Master Lease with respect thereto and unless caused by Sublessor's act or failure to act.

1.04 Exercise of Rights and Remedies Under Master Lease. Sublessee shall not have the right to institute any action or proceeding against Landlord for the enforcement of the Master Lease. If Landlord shall default in the performance of any of its obligations under the Master Lease, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce the Master Lease and obtain Landlord's compliance with its obligations thereunder. Sublessee may, subject to Sublessor's reasonable approval, enforce Sublessor's rights under the Master Lease by legal action if necessary. Except for the obligations specifically imposed upon Sublessor and set forth in this Sublease, Sublessor shall have no obligations whatsoever to Sublessee with respect to the Master Lease or the Leased Premises.

1.05 Attornment to Landlord. This Sublease is subject to the condition that if the Master Lease is terminated or Landlord succeeds to Tenant's interest in the Leased Premises by voluntary surrender or otherwise, at Landlord's option the Sublessee shall be bound to Landlord for the balance of the term of this Sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of this Sublease or, at Landlord's sole option, the Sublessee shall execute a direct lease with Landlord on Landlord's then-current standard reasonable form provided same does not materially increase obligations or decrease rights hereunder, and in form substantially similar hereto.

ARTICLE II
DEMISE AND DESCRIPTION

2.01 Demise of Leased Premises. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the term herein set forth, all of Sublessor's right, title and interest in and to the use and occupancy of the premises leased by Sublessor under the Master Lease, consisting of approximately 2,491 square feet of rentable area located in Unit D-1, Corporate Center, 39 Old Ridgebury Road, Danbury, Connecticut (herein called the "Leased Premises"), all as further described in the Master Lease.

2.02 Condition of the Leased Premises. Sublessee acknowledges and agrees that it has inspected the Leased Premises and agrees to accept same in its present condition, "AS IS" and "WITH ALL FAULTS" except as otherwise set forth herein. Notwithstanding the foregoing, Sublessor agrees to touch up paint on the interior doors and trim of the Leased Premises prior to the Commencement Date, where necessary.

2.03 Disclaimer of Warranties. SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR HAS NOT MADE AND WILL NOT MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISHES WITHIN THE LEASED PREMISES OR AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED EXCEPT AS OTHERWISE SET FORTH HEREIN, AND THAT SUBLESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES. SUBLESSEE'S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE BUILDING (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY MASTER LESSOR OF ITS OBLIGATIONS UNDER THE MASTER

LEASE, AND SUBLESSEE SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR BY MASTER LESSOR OF ITS DUTIES OR OBLIGATIONS UNDER THE MASTER LEASE, WHETHER EXPRESS OR IMPLIED, UNLESS AFFORDED TO SUBLESSOR UNDER THE MASTER LEASE OR EXCEPT AS OTHERWISE PROVIDED HEREIN.

ARTICLE III
TERM; SURRENDER OF POSSESSION

3.01 Term. This Sublease shall continue in full force and effect for a term (the "Term") commencing on June 1, 2006 or the date Landlord consents to this Sublease as set forth in Article X below, whichever is later (the "Commencement Date"), and ending June 29, 2008, unless sooner terminated as herein provided. Upon termination of the Master Lease for any reason, this Sublease shall automatically terminate. Notwithstanding any provision of this Sublease or the Master Lease, Sublessee shall not have the right to extend the Term of this Sublease or the Master Lease.

3.02 Surrender of the Leased Premises. At the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver up the Leased Premises to Sublessor in as good condition as existed on the date of initial possession by Sublessee, ordinary wear and tear, casualty and condemnation excepted, and Sublessor shall remove all of Sublessee's improvements and property within the Leased Premises, without damage to the Leased Premises, as required of Tenant under the Master Lease. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Leased Premises if permitted under the Master Lease.

3.03 Holding Over. In the event of holding over by Sublessee after expiration or termination of this Sublease without the prior written consent of Sublessor, Sublessee shall pay as liquidated damages one hundred twenty-five percent (125%) of the amount of holdover rent payable by Sublessee to Landlord under the Master Lease. In the actual event of any such unauthorized holding over, Sublessee shall also indemnify Sublessor against all actual losses, claims or damages suffered by Sublessor as a result thereof, including without limitation, any claims by or arising as a result of any other tenant to whom Sublessor may have subleased or Landlord may have leased all or any part of the Leased Premises effective upon the termination of this Sublease. Any such holding over without the prior written consent of Sublessor shall create a tenancy at sufferance relationship with Sublessee.

3.04 Delivery and Acceptance of Leased Premises; Early Occupancy. Sublessor shall deliver the Leased Premises to Sublessee on or before the Commencement Date, and Sublessee shall be required to accept the Leased Premises upon such delivery. Sublessee shall have the right to enter the Leased Premises at any time prior to the Commencement Date for purposes of readying the Leased Premises for the conduct of Sublessee's business therein, subject in all events to the provisions of this Sublease other than payment of rent.

ARTICLE IV
RENT

4.01 Base Rent. Sublessee shall pay to Sublessor, as "Base Rent" for the use of the Leased Premises during the Term hereof, the sum of Three Thousand and 00/100 Dollars ($3,000.00) per month.

4.02 Electricity Rent; Additional Rental. Sublessee shall also pay to Sublessor during the Term hereof, as "Electricity Rent" under the Master Lease, the sum of Three Hundred Eleven and 38/100 Dollars ($311.38) per month. Sublessee shall not be responsible for payment of any other additional rent payments due under the Master Lease, such as Operating Expenses, Real Estate Taxes or other charges charged to Sublessor under the Master Lease, except for charges incurred by Sublessor under the Master Lease due to Sublessee's default hereunder.

4.03 Payment of Rentals. Sublessee's obligation to pay Base Rent, Electricity Rent and other charges hereunder shall commence on the Commencement Date. Each monthly installment of Base Rent and Electricity Rent due to Sublessor under this Sublease shall be payable by Sublessee on the first day of each calendar month, without notice or demand and without reduction or setoff, except as otherwise set forth herein, together with applicable sales or use tax, at Sublessor's address herein set forth or at such other place as Sublessor shall designate in writing from time to time. At Sublessor's option, Sublessor may direct that Sublessee pay Base Rent and Electricity Rent directly to Landlord. For any period during which Tenant is in default under the Master Lease, Tenant hereby authorizes Sublessee to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. If less than all of any calendar month or year occurs during the Term, rents for such partial month or year shall be prorated based on the actual number of days during such month or year occurring within the Term.

ARTICLE V
USE; QUIET ENJOYMENT

5.01 Permitted Use. Sublessee may use the Leased Premises only for the uses permitted under the Master Lease.

5.02 Covenant of Quiet Enjoyment. Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease, including the payment of rental and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Leased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Master Lease.

5.03 Limitation. It is understood and agreed that Section 5.02 hereof and any and all other covenants of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors only with respect to breaches occurring during its and their respective ownership of the Sublessor's interest hereunder. This Sublease is subject to and subordinate to all matters of public record in the county in which the Leased Premises are located. Sublessor warrants and represents that none of them prohibit this transaction and the use contemplated herein.

ARTICLE VI
ASSIGNMENT AND SUBLETTING

6.01 Restriction. Sublessee shall not, without the prior written consent of Sublessor, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any party other than Sublessee. Any such assignment or subletting without such consent by Sublessor shall be void. Any such consent by Sublessor of any such assignment or subletting shall not release Sublessee from any of Sublessee's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Notwithstanding the foregoing, Sublessor agrees that Sublessee may desk license up to four work spaces without additional charge or fee.

6.02 Consent Discretionary. Sublessor's consent to any proposed assignment or subletting may be withheld at the sole and absolute discretion of Sublessor, and shall be subject to the further consent of Landlord.

ARTICLE VII
INDEMNIFICATION AND EXCULPATION

7.01 Indemnity. Sublessee shall indemnify Sublessor for and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from the use or occupancy of the Leased Premises by Sublessee or Sublessee's employees, agents, contractors, licensees and invitees. In all instances under the Master Lease where Landlord is to be named as an additional insured under insurance policies required to be maintained by Sublessee, Sublessee shall also cause Sublessor to be named as an additional insured and provide Sublessor with evidence of same within ten (10) days of Sublessor's written request therefor.

7.02 Exculpation. Sublessor shall not be liable to Sublessee or Sublessee's employees, agents, contractors, licensees or invitees for any damage to person or property resulting from any act or omission of any visitor to the Leased Premises unless due to Sublessor's own negligence or misconduct.

ARTICLE VIII
DEFAULT AND REMEDIES

In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to the Landlord against Sublessor under the Master Lease if such breach were by Sublessor thereunder. Notwithstanding anything to the contrary in the foregoing (but without otherwise limiting the foregoing), in the event Sublessee fails to pay any sum due under the Sublease within five (5) business days of Sublessor's written notice to Sublessee thereof, Sublessor shall have the right, at its option, to terminate this Sublease immediately thereafter, in which event the Sublease shall be cancelled and all rights and obligations thereunder terminated,

except that Sublessee shall be obligated to surrender the Leased Premises to Sublessor in accordance with this Sublease. In the event Sublessee defaults in the performance of any of the terms and provisions hereof beyond applicable notice and cure, if any, and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof including, but not limited to, reasonable attorneys' fees.

ARTICLE IX
SECURITY DEPOSIT

On or before the Effective Date, Sublessee shall deposit with Sublessor the sum of Six Thousand and 00/100 Dollars ($6,000.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails beyond notice and cure to perform any of its obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall be required to keep the Security Deposit separate from its general accounts, and shall have the obligation or liability for the payment of interest on the Security Deposit. Provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned to Sublessee within sixty (60) days after expiration or earlier termination of this Sublease. Notwithstanding the foregoing, return of the security deposit being held under the Master Lease shall be for the benefit of Sublessor only.

ARTICLE X
MASTER LESSOR'S CONSENT

Sublessee acknowledges that, pursuant to the provisions of the Master Lease, Sublessor is required to obtain Landlord's written consent to this Sublease. Accordingly, if Landlord's written consent to this Sublease in the form of the Landlord's Consent attached hereto as Exhibit "B" is not obtained within ten (10) days from the date this Sublease is executed by both Sublessor and Sublessee, either party may, at its option, terminate this Sublease by written notice thereof to the other delivered at any time prior to Landlord's execution of the Landlord's Consent, in which event the Security Deposit and any advance payment of Base Rent shall be refunded to Sublessee. Sublessee acknowledges and agrees that the terms and provisions of Landlord's Consent as executed by Landlord are binding upon Sublessee and Sublessee's rights and obligations hereunder. Sublessor and Sublessee shall execute the Landlord's Consent promptly upon request to do so.

ARTICLE XI
MISCELLANEOUS

11.01 Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

11.02 Headings; Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

11.03 Counterparts. For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

11.04 Notices. Subject to Section 1.02 hereof, all notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested:

If to Sublessor:

Auriga Laboratories, Inc.
5555 Triangle Parkway, Suite 300
Norcross, Georgia 30092

If to Sublessee:

Prior to June 1, 2006:

The Kuveke Company, LLC
700 White Plains Road, Suite 334
Scarsdale, New York 10583

After June 1, 2006:
The Leased Premises

or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

11.05 Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

11.06 Time of the Essence. Time is of the essence in the performance by Sublessee of its obligations hereunder.

11.07 Brokerage Commissions. Sublessor has agreed to pay a brokerage commission to Ryer Associates, Inc. (the "Broker") on the Commencement Date pursuant to a separate agreement between Sublessor and Broker. Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease other than Broker, respectively, and each agrees that they shall hold the other non-breaching party harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

11.08 Waiver of Lien by Sublessee. Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against the Leased Premises or to withhold, deduct from or offset against any Base Rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

11.09 Remedies Cumulative; Applicable Law. All rights and remedies of either party under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Sublease shall be construed according to the laws of the state in which the Leased Premises are located.

11.10 Entire Agreement. The terms and provisions of all Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

11.11 Authority. Each party warrants, represents and covenants that (a) it is a duly organized and existing legal entity under the laws of the state in which it is organized, and in good standing in such state, (b) it has full right and authority to execute, deliver and perform this Sublease, (c) the person executing this Sublease on behalf of each party was authorized to do so and (d) upon request of the other party will deliver satisfactory evidence of the due authorization, execution and delivery of this Sublease.

11.12 Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

11.13 No Recording. This Sublease (including any Exhibits hereto) shall not be recorded without the prior written consent of Sublessor.

ARTICLE XII
FURNITURE

All rights and obligations of Sublessor with respect to the "Furniture" under the Master Lease shall, as of the Commencement Date, be deemed to be held by and imposed upon Sublessee for the Term and thereafter, and shall be returned to Sublessor upon end or termination of this Lease which shall be responsible therefor under the Master Lease.

ARTICLE XIII
SIGNAGE

Sublessee will be permitted to install Sublessee's logo/sign on the exterior door of the Leased Premises and Sublessee's name and the names of its officers will be listed in the main building directory and on directional signs on Tenant's floor to the same extent afforded other tenants in the building.

ARTICLE XV

Sublessor warrants and represents that the Leased Premises are free of hazardous materials as such term is commonly used under applicable law.

[Signatures carried forward to next page]

EXHIBIT "B"

MASTER LESSOR'S CONSENT TO SUBLEASE